SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                 1934

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Check the appropriate box:

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      14a-6(e)(2))

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      Soliciting Material Pursuant to Sect 240.14a-11(c) or Sect 240.14a-12

                Semiconductor Laser International Corporation
________________________________________________________________________________

               (Name of Registrant as Specified in its Charter)
________________________________________________________________________________

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X   No fee required

      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)   Title of each class of securities to which transaction applies:
________________________________________________________________________________

     2)    Aggregate number of securities to which transaction applies:
________________________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________

     4)    Proposed maximum aggregate value of transaction:
________________________________________________________________________________

     5)    Total fee paid:
________________________________________________________________________________

     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)        Amount Previously Paid:

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

                           SEMICONDUCTOR LASER
                        INTERNATIONAL CORPORATION
                            15 LINK DRIVE
                       BINGHAMTON, NEW YORK  13904
                          __________________
                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             June 11, 1999
                          __________________
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Semiconductor Laser International Corporation (the "Company") will be held at 9:30 o'clock a.m., local time, on June 11, 1999, at the New York Hilton Hotel and Tower, 1335 Avenue of the Americas, New York, New York 10019, for the following purposes:

     1. To elect 5 directors of the Company to hold office until the next Annual Meeting of Stockholders and until the election and qualification of their respective successors;

     2. To consider and vote upon a proposal to approve an amendment to the Certificate of Incorporation of the Company to effect a reverse stock split of the Company's common stock, par value $0.01 per share such that every seven (7) shares of Common Stock outstanding on the effective date of such reverse stock split would be converted into one (1) share of Common Stock;

     3. To consider and vote upon a proposal to approve the issuance of an aggregate of 5,500,000 shares of the Common Stock issuable (x) upon the conversion of the Company's Series B Convertible Preferred Stock, par value $0.01 per share and (y) upon exercise of a warrant to purchase an aggregate of 500,000 shares of Common Stock, at an exercise price of $0.50 per share, issued to bmp Mobility AG Venture Capital;

     4. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999; and

     5. To transact such other business as may properly come before the meeting.

     Only holders of record of the Common Stock at the close of business on April 15, 1999 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

     STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                   By Order of the Board of Directors,

                                        GEOFFREY T. BURNHAM
                                        Chairman of the Board
Dated: May 18, 1999

                  SEMICONDUCTOR LASER INTERNATIONAL CORPORATION
                               15 Link Drive
                         Binghamton, New York 13904
                             _________________

                             PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Semiconductor Laser International Corporation (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:30 o'clock a.m., local time, on June 11, 1999, at the New York Hilton Hotel and Tower, 1335 Avenue of the Americas, New York, New York 10019 and at any adjournments thereof. The purposes of the meeting are:

     1. To elect 5 directors of the Company to hold office until the next Annual Meeting of Stockholders and until the election and qualification of their respective successors;

     2. To consider and vote upon a proposal to approve an amendment to the Certificate of Incorporation of the Company (the "Certificate of Incorporation") to effect a reverse stock split of the Company's common stock, par value $0.01 per share (the "Common Stock") such that every seven (7) shares of Common Stock outstanding on the effective date of such reverse stock split would be converted into one (1) share of Common Stock (the "Stock Split");

     3. To consider and vote upon a proposal to approve the issuance of an aggregate of 5,500,000 shares of the Common Stock issuable (x) upon the conversion of the Company's Series B Convertible Preferred Stock (the "Series B Stock"), par value $0.01 per share (the "Series B Stock") and (y) upon exercise of a warrant to purchase an aggregate of 500,000 shares of Common Stock (the "bmp Warrant"), at an exercise price of $0.50 per share, issued to bmp Mobility AG Venture Capital ("bmp");

     4. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999; and

     5. To transact such other business as may properly come before the meeting.

     If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock (the "Voting Stock") represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below; (ii) for the proposal to amend the Certificate of Incorporation to effect a one-for-seven reverse stock split of all issued and outstanding shares of the Common Stock; (iii) for the proposal to approve the issuance of 5,500,000 shares of Common Stock issuable upon the conversion of the Company's Series B Stock and upon exercise of the bmp Warrant;
(iv) for the proposal to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 1999, and (v) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Chief Executive Officer of the Company, or by the vote of a stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is May 18, 1999.

     The person named as proxy is Geoffrey T. Burnham, the Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board of the Company. The cost of preparing, assembling and mailing the Notice of Meeting, the proxy card, this Proxy Statement and the other material enclosed and all clerical and other expenses of solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by such custodians and will reimburse such custodians for all of their costs and expenses in forwarding such soliciting materials.

                                   VOTING

     Holders of record of Common Stock on April 15, 1999, will be entitled to vote at the Annual Meeting or any adjournment thereof. A majority of outstanding shares as of the record date will constitute a quorum for the transaction of business. As of April 15, 1999 there were 12,150,832 shares of Common Stock outstanding and entitled to vote. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

     The favorable vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is necessary to elect the nominees for directors of the Company, the favorable vote of a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is necessary to approve the issuance of Common Stock upon conversion of the Series B Stock and upon exercise of the bmp Warrant and the favorable vote of a majority of the votes of the outstanding shares of Common Stock is necessary to approve the amendment to the Company's Charter effecting the Stock Split. Abstentions are counted as a vote against the proposals being considered, except for the election of directors as to which they will have no effect. Broker non-votes will have no effect on the outcome of the proposals set forth above. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon.

     To the best knowledge of the Company, none of the persons who were executive officers or directors of the Company at any time since the beginning of 1998, none of the nominees for election as directors and none of the associates of any of the foregoing, have any interest in the matters to be acted upon at the Meeting, other than with reference to their election as directors.

     The Board of Directors recommends a vote FOR each of the proposals set forth above.

                 ITEM 1.  ELECTION OF THE DIRECTORS

     Five directors are to be elected at the Annual Meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Company. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to such proxy will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

George W. Barrett and Brian J. Thompson, who both served as directors during fiscal 1998, have advised the Company of their determination to retire as directors of the Company. Mr. Barrett is retiring effective as of the date of the Company's Annual Meeting and Mr. Thompson resigned as of May 5, 1999. There has been no disagreement between the Company and either of Messrs. Barrett and Thompson.

     The following information is supplied with respect to the nominees for election as directors of the Company:


                           NOMINEES FOR DIRECTOR


       Name of Director        Age      Director of the Company Since
       ----------------        ---      -----------------------------
    Geoffrey T. Burnham        51            September 1993
    Susan M. Burnham           43            September 1993
    George W. Hippisley        58            Nominee
    Edwin B. Spievack          66            Nominee
    Roger D. O'Brien           50            Nominee


     Dr. Geoffrey T. Burnham, a founder of the Company, has served as its Chairman, President, and Chief Executive Officer, since its incorporation in September 1993, and devoted his full-time efforts to the establishment of the Company commencing in May 1993. From April 1990 through July 1990, Dr. Burnham served as a consultant to, and from July 1990 until May 1993, he was employed by, Northeast Semiconductor, Inc. ("NSI"), and served as its President and as a director from October 1991 through May 1993. Dr. Burnham resigned from NSI upon its acquisition in a hostile take-over. Approximately five months after his resignation, NSI filed for Chapter 7 bankruptcy protection. Prior to April 1990, Dr. Burnham had over 16 years of experience in the laser field, including 10 years in the semiconductor laser field, holding management positions with Hercules Aerospace Corporation (1987 to 1989), General Optronics Corporation, a company involved in manufacturing laser equipment for telecommunications applications (1984 to 1986) and General Electric Co. ("General Electric") (1975 to 1984). Dr. Burnham founded and, for five years, directed General Electric's Laser Business Venture. In addition, he was corporate liaison between General Electric and the University of Rochester on General Electric's Consortium on Inertial Confinement Fusion. Dr. Burnham served as General Electric's Corporate Technical Recruiter at the University of Rochester as well as Chairman of the United States government's laser section of the Military Critical Technologies List. Dr. Burnham is married to Susan Burnham.

     Susan M. Burnham has been Vice President, Treasurer and a director of the Company since its incorporation in September 1993. From May 1993 to September 1993, Ms. Burnham assisted Dr. Burnham in the establishment of the Company and, from February 1992 through April 1993, Ms. Burnham was not employed. From August 1986 through January 1992, she served as a national account executive in marketing and sales for MALI Industries Inc., a company involved in turn-key subcontract manufacturing of electronic components, electro-mechanical assemblies, and copy machine refurbishment and manufacturing, and was responsible for handling all major company accounts, as well as all new accounts. She established a customer base that included several divisions of General Electric, IBM and Eastman Kodak Company, initiating partnership agreements for all major customers. Ms. Burnham was employed by General Electric from December 1977 through July 1984, during which time she held administrative positions in various laser and electronic programs with a particular emphasis on the monitoring of operating budgets. Ms. Burnham is married to Dr. Burnham.

     George W. Hippisley is a nominee for director of the Company. Mr. Hippisley is currently the owner of Cohasset Enterprises, a sole-proprietorship founded in late 1997 to provide business development consulting services to technology-intensive manufacturing firms and not-for-profit organizations. Since August of 1998, Mr. Hippisley has been a member of the Board of Directors, Secretary, and Executive Director of the Photonics Industry Association of New York, Inc. ("PIANY"), a not-for-profit New York corporation which has filed with the Internal Revenue Service for 501(c)(6) trade association status. PIANY's mission is to promote the photonics, optics, and imaging industry of New York State. Since 1991 he has served as Executive Director of the New York Photonics Development Corporation, a 501(c)(3) not-for-profit New York corporation, responsible for developing and executing technology transfer and commercialization programs to improve the competitiveness of small and mid-size photonics manufacturing firms throughout New York State. From 1985 to 1990 Mr. Hippisley was Chief
Operating Officer for Eagle Comtronics, Inc., a privately-held manufacturer of electronic filters and encryption systems for the CATV industry

Edwin B. Spievack is a nominee for director of the Company. Mr. Spievack served from 1982 through April 1995 as President of the North American Telecommunications Association, a worldwide telecommunications industry trade association. Since January 8, 1996, Mr. Spievack has served as Vice President and General Counsel of Source Inc., a communications equipment distributor. Since March 18,1999, Mr. Spievack has served as Principal, Vice President and General Counsel of Shotwell & Carr, Inc., a company specializing in providing regulatory approval services for human and veterinary pharmaceutical and
medical device company.   Mr. Spievack currently also serves as Vice President
and General Counsel to Source, Inc., a secondary market supplier of telecommunications products. He is also President of EBSco, Limited, a business consulting concern, from 1982 to the present. Mr. Spievack served as a director of Communications World International, Inc., a communications equipment distributor, from 1993 to 1998, and as a director of TPI Enterprises, Inc., a company involved in restaurant operations, from 1986 to 1996.

Roger D. O'Brien is a nominee for director of the Company. Since 1996, Mr. O'Brien has served as Chief Operating Officer of Ultralife Batteries, Inc., a publicly held manufacturer of advanced battery power sources based in Newark, NY. From 1991 to 1996 Mr. O'Brien was Chief Executive Officer as well as a major shareholder of Holotek Ltd., a high-technology company with a proprietary position in the design, development, manufacture and sales of laser imaging systems worldwide. Mr. O'Brien is a member of the Board of Directors of Odyssey Software, Inc., a private telecommunications software company, and Rochester General Hospital. He is an Advisory Board member of the Rochester Venture Capital Group and serves as a member of the NRS Executive Committee for The Rochester Institute of Technology, as well as the Venture Development Council of High-Technology Rochester. Since 1996 he has served as Chairman of the Science and Technology Committee for the Rochester Chamber Annual Civic Awards. In 1994 and 1995, Mr. O'Brien was appointed by Mayor William Johnson as Chairman of the Roundtable for Small and Mid-Sized Businesses in the City of Rochester.


                    MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1998, the Board of Directors met, or acted by unanimous written consent, on eight (8) occasions. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served during the 1998 fiscal year.

     The Board of Directors has no standing nominating committee.

     During fiscal 1998, the Compensation Committee consisted of George W. Barrett and Brian J. Thompson. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of executive officers.
In addition, the Compensation Committee administers the Company's 1995 Stock Option Plan, as amended (the "Option Plan"), determining the persons to whom options should be granted and the number of options to be granted to such persons. The Compensation Committee also administers plans and programs relating to the employee benefits, incentives and compensation. The Compensation Committee did not meet in 1998.

     During fiscal 1998, the Audit Committee consisted of Messrs. Barrett and Thompson. The Audit Committee, among other things, makes recommendations to the Board of Director regarding the selection of independent auditors, reviews and evaluates the result and scope of the audit and other services provided by the Company's independent auditors, reviews the Company's financial statements and reviews and evaluates the Company's internal control functions. The Audit Committee met on one (1) occasion in 1998.

      SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of May 12, 1999 (except as otherwise noted) with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (ii) each director of the Company, (iii) each named officer of the Company listed in the Summary Compensation Table and (iv) all officers and directors of the Company as a group. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.


                                          Amount and Nature of     Percent of
Name and Address of Beneficial Owner(1)  Beneficial Ownership(2)  Common Stock
---------------------------------------  -----------------------  ------------

Geoffrey T. Burnham                             431,894(3)             3.5%

Susan M. Burnham                                431,894(4)             3.5%

Leonard E. Lundberg                                 0                   0%

Brian J. Thompson
692 Mount Hope Avenue
Rochester, NY 14620(10)                          17,351(5)              *

George Barrett
119 High Crest Drive
West Milford, NJ 07840(10)                       17,841(6)              *

bmp Mobility AG Venture Capital
Charlottenstrasse 16, D-10117
Berlin
Germany                                       2,367,650(7)            19.5%

Dafico Investment Corporation
c/o Frank R. Cohen, Esq.
Cohen & Cohen
445 Park Avenue, 15th Floor
New York, New York 10022(8)                     660,468                5.4%

All Directors and executive officers
as a group(5 persons)                           898,980(9)             7.3%


* Represents beneficial ownership of less than 1% of the Common Stock

(1)Unless otherwise indicated, the address of each beneficial owner identified is 15 Link Drive, Binghamton, NY 13904.

(2)A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from May 12, 1999 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of May 12, 1999 have been exercised or converted. Assumes a base of 12,150,832 shares of Common Stock outstanding, before any consideration is given to outstanding options or warrants.

(3)Includes 23,823 shares held in trust by Dr. Burnham as trustee, as to which Dr. Burnham disclaims any beneficial interest; 4,925 shares, and 4,925 shares issuable upon exercise of Private Warrants (as defined in Footnote 8), held in an IRA trust for the benefit of Dr. Burnham; certain non-plan options to purchase 39,404 shares; and 165,405 shares owned by Susan M. Burnham, the wife of Dr. Burnham, and 31,000 shares issuable upon the exercise of options granted to Ms. Burnham pursuant to the Company's 1995 Stock Option Plan, as amended (the "Option Plan"), as to which Dr. Burnham disclaims any beneficial interest.

(4)Includes 162,412 shares owned by Dr. Burnham; 23,823 shares held in trust by Dr. Burnham as trustee; 4,925 shares, and 4,925 shares issuable upon exercise of Private Warrants, held in an IRA trust for the benefit of Dr. Burnham; and 39,404 shares issuable upon exercise of certain non-plan options held by Dr. Burnham, as to all of which Susan M. Burnham disclaims any beneficial interest; and 31,000 shares issuable upon the exercise of Option Plan options granted to Ms. Burnham.

(5)Consists of certain non-plan options to purchase 9,851 shares and Option Plan options to purchase 7,500 shares.

(6)Consists of 10,341 purchased shares and Option Plan options to purchase 7,500 shares.

(7)Consists of 2,000,000 shares of common stock purchased February 8,1999 and 367,650 shares previously owned. Excludes 1,162,500 shares of Common Stock issuable upon conversion of the Series B Stock because such shares are not convertible by bmp according to the terms of the Securities Purchase Agreement, as amended, pursuant to which such shares were acquired and, in any case, are not convertible into Common Stock by anybody unless stockholder approval is obtained.

(8)Based upon numbers provided to the Company as of July 28, 1998.

(9)Includes an aggregate of 93,170 shares of Common Stock issuable upon the exercise of Option Plan options, certain non-plan options and warrants (the "Private Warrants"), through April 1995 to investors in the Company's December 1994 private placement, to purchase 4,925 shares of Common Stock purchased by Dr. Burnham and warrants purchased in the Company's initial public offering.

(10)George W. Barrett and Brian J. Thompson, who both served as directors during fiscal 1998, have advised the Company of their determination to retire as directors of the Company. Mr. Barrett is retiring effective as of the date of the Company's Annual Meeting and Mr. Thompson resigned as of May 5, 1999. There has been no disagreement between the Company and either of Messrs. Barrett and Thompson.

                 EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the names, ages and all positions and offices with the Company held by the Company's present executive officers.


          Name               Age                    Position
          ----               ---                    --------
Dr. Geoffrey T. Burnham       51    Chairman, President,Chief Executive Officer
Susan M Burnham               43    Vice President, Treasurer and Director
Leonard E. Lundberg           52    Chief Financial Officer


     Following is information with respect to the Company's executive officers who are not also directors of the Company:

     Leonard E. Lundberg has been Chief Financial Officer of the Company since November, 1998. From March 1998 through November 1998 Mr. Lundberg was employed as Chief Executive Officer by Miller Aviation, Inc., a company engaged in providing general aviation services. Miller Aviation, Inc. and Corporate Wings, Inc. merged in October 1998, at which time Mr. Lundberg resigned. From January 1996 until February 1998 Mr. Lundberg was employed by Maines Paper and Food Service, Inc., a company engaged in the food and paper warehousing and distribution business, in the capacity of Vice President of Finance. Previously, Mr. Lundberg held the position of Corporate Controller of Taylor Industries, Inc. from 1988 until 1995. Taylor Industries is involved in the meat packing and rendering industries.

                           EXECUTIVE COMPENSATION

The following table sets forth the cash and other compensation paid by the Company to Dr. Geoffrey T. Burnham, its President and Chief Executive Officer, during the fiscal years ended December 31, 1998, 1997 and 1996. No other executive officer of the Company received aggregate compensation and bonuses which exceeded $100,000 during such years.

                            SUMMARY COMPENSATION TABLE

                                            Annual
                              Fiscal Yr  Compensation          Long-Term
                              Ended Dec ---------------  Compensation:Securities
 Name and Principal Position     31     Salary    Bonus    Underlying Options

Dr. Geoffrey T. Burnham         1998   $133,000     -               -
Chairman,President and Chief    1997   $127,395     -               -
Executive Officer               1996   $116,269     -               -


There were no options to purchase Common Stock or stock appreciation rights granted to Dr. Burnham during the fiscal year ended December 31, 1998.

Aggregated Option Exercise During Fiscal 1998 and Year End Option Values

The following table sets forth information concerning outstanding options to purchase Common Stock held by Dr. Burnham as of the year ended December 31, 1998. Dr, Burnham did not exercise any options during fiscal 1998.

                                              Number of Securities            Value of
                                             Underlying Unexercised   Unexercised "In-the-Money"
                                            Options at Fiscal Y/E(#)  Options at Fiscal Y/E($)(1)
                         Shares             ------------------------  ---------------------------
                       Acquired on  Value
        Name            Exercise   Realized Exercisable Unexercisable  Exercisable Unexercisable
        ----            --------   -------- ----------- -------------  ----------- -------------
Dr. Geoffrey T. Burnham    0          0       39,404          0          14,777          0


  (1)Based upon an estimated fair market value of $0.375 per share of Common Stock as of December 31, 1998, less the $0.050 exercise price of such options.

Compensation of Directors

     Other than compensation otherwise payable under employment agreements to Dr. Burnham and Ms. Burnham, employee directors receive no cash compensation for serving on the Board of Directors (other than reimbursement of reasonable expenses incurred in attending meetings). The Company pays its non-employee directors $1,000 for each personal appearance at Board Meetings and reasonable out-of-pocket expenses for each Board and committee meeting attended. In addition, all non-employee directors receive, pursuant to the Option Plan, annual grants of options to purchase 2,500 shares of Common
Stock as compensation for their service as directors in the following year.
The Board is permitted to grant non-employee directors such additional options as it shall determine in its discretion. In addition, newly elected non-employee directors receive a cash payment of $2,000 following their initial election or appointment. Newly elected non-employee directors receive a pro rata portion of such grant based on the period remaining until the next date of grant following their date of election. In March 1999, under the Option Plan, the Company granted additional options to purchase 2,500 shares of Common Stock at to each of Mr. Barrett and Dr. Thompson exercisable on September 19, 1999 at an exercise price of $1.50 per share.

Employment Agreements

     The Company entered into employment agreements with Dr. Geoffrey T. Burnham and Susan M. Burnham in October 1995. Each of Dr. Burnham's and Ms. Burnham's employment agreements provides for an initial three-year term, commencing on October 1, 1995, and each requires full-time service to the Company. Dr. Burnham's agreement provides for a base salary $110,000 per annum, and Ms. Burnham's agreement provides for a base salary $75,000 per annum. Each of the agreements provides for continuing automatic one-year extensions to maintain its three-year term, until the agreement is terminated by either party. Certain fringe benefits are also provided, including split dollar life insurance and certain expense allowances. Dr. Burnham and Ms. Burnham also may be granted annual increases of 10% per annum at the discretion of the Board and bonuses based upon meeting defined goals established by the Board. No such bonuses have been awarded to date. All such bonuses and other increases were required to be approved by Whale Securities Co., L.P., the underwriter of the Company's initial public offering, for a period of three years following the effective date of such offering (i.e., until March 19, 1999). These agreements also provide that the Company will continue to pay the base salary to the employee or the employee's legal representative in the event of the employee's termination due to disability or death, such payment to be made during the time period commencing at the time of such termination and ending at the end of what would have been the full employment term. The agreements contain provisions prohibiting the employee from competing with the Company during the term of employment and for a period of two years thereafter. Dr. Burnham's agreement provides that he will serve as Chairman of the Board, and Ms. Burnham's agreement provides that she will serve as a director on the Board.

                          CERTAIN TRANSACTIONS

     The Company entered into the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of February 5, 1999, between the Company and bmp, as amended by Amendment No. 1 to Securities Purchase Agreement (the "Amendment"), dated as of April 28, 1999, between the Company and bmp (the Securities Purchase Agreement, as amended by the Amendment is hereinafter referred to as the "Amended Purchase Agreement").

     Pursuant to the terms of the Securities Purchase Agreement, bmp agreed to make a two stage equity investment in the Company in an amount ranging between $2,050,000 and $2,750,000. The first stage of the investment was consummated on February 8, 1999 by the parties, and bmp purchased 2,000,000 newly issued shares of the Company's Common Stock at a purchase price of $0.375 per share for an aggregate purchase price of $750,000. bmp had previously purchased 367,650 shares of the Company's Common Stock in unrelated open market transactions. In the second stage of the investment, bmp agreed to purchase a minimum of 650,000 and a maximum of 1,000,000 newly issued shares of non-voting Series B Stock of the Company and (such minimum or maximum number of shares to constitute all of the issued and outstanding shares of Series B Stock) at a purchase price of $2.00 per share, or $0.40 per share of Common Stock into which the Series B Stock is convertible, for a minimum aggregate purchase price of $1,300,000 and a maximum aggregate purchase price of $2,000,000, subject to the satisfaction of certain conditions contained in the Securities Purchase Agreement.

     Pursuant to the Amendment, bmp agreed to purchase the maximum of 1,000,000 newly issued shares of Series B Stock for an aggregate purchase price of $2,000,000, to be paid in several installments. On April 29, 1999, bmp purchased 232,500 shares of Series B Stock for a purchase price of $465,000 (the "April Installment"), and bmp agreed to purchase 192,500 shares of Series B Stock on or before May 31, 1999 for a purchase price of $385,000 (the "May Installment") and 575,000 shares of Series B Stock on or before June 30, 1999 for a purchase price of $1,150,000 (the "June Installment"). If the Nasdaq Conditions (as hereinafter defined under Item 3 of this Proxy
Statement) are satisfied prior to the consummation of any particular installment, the remaining portion of the purchase price will be due upon issuance of the remaining number of unissued shares, and if the Nasdaq Conditions are not satisfied prior to June 30, 1999, payment of the June Installment and issuance of the remaining number of shares of Series B Stock yet to be issued under the Amended Purchase Agreement at such time will be postponed until the Nasdaq Conditions are satisfied (in either case, such installment is hereinafter referred to as the "Final Installment").
If the Nasdaq Conditions (as hereinafter defined under Item 3 of this Proxy Statement) are satisfied prior to the consummation of any particular installment, the remaining portion of the purchase price will be due upon issuance of the remaining number of unissued shares, and if the Nasdaq Conditions are not satisfied prior to June 30, 1999, payment of the June Installment and issuance of the remaining number of shares of Series B Stock yet to be issued under the Amended Purchase Agreement at such time will be postponed until the Nasdaq Conditions are satisfied (in either case, such installment is hereinafter referred to as the "Final Installment"). If the Nasdaq Conditions are not satisfied by July 31, 1999, the Board of Directors of the Company will be increased by such number as is equal to one more than the number of directors constituting the Board of Directors at such time
(i.e., if such Board is constituted by five (5) directors then the number of directors shall be increased by six (6), for a total of eleven (11) directors), and the holders of a majority of the outstanding shares of Series B Stock will have the right to elect the directors necessary to fill the vacancies created by such increase in the size of the Board of Directors. Upon satisfaction of the Nasdaq Conditions, these additional directors will cease to be directors and the additional voting rights granted to the holders of the Series B Stock will be terminated. A more complete discussion of the Amended Purchase Agreement and certain provisions of the Series B Stock is contained in Item 3 of this Proxy Statement.

     The purchases of Series B Stock under the Amended Purchase Agreement are subject to the terms and conditions set forth therein including, but not limited to, the satisfaction of the Nasdaq Conditions. In connection with the Amendment, the Company entered into a consulting agreement (the "Consulting Agreement"), dated as of April 28, 1999, between the Company and bmp
Management Consultants GmbH ("bmp Consultants"), a German limited liability corporation wholly owned by bmp AG Venture Capital & Network Management, the parent company of bmp, providing for the retention of bmp Consultants as strategic and financial consultants to the Company, for an aggregate consulting fee of $200,000. The $200,000 aggregate consulting fee is payable as follows:
(i) six monthly installments of $15,000 beginning immediately following the funding of the April Installment and ending five months following such funding date, (ii) $50,000 payable at the closing of the June Installment or the Final Installment, as applicable, and (iii) six monthly installments of $10,000 beginning six months following the funding of the April Installment and ending eleven months following such funding date.

     In connection with the Amendment, the Company also agreed to issue to bmp, on the date of the June Installment or the Final Installment, as the case may be, a five year warrant to purchase an aggregate of 500,000 shares of Common Stock, at an exercise price of $0.50 per share(the bmp Warrant is attached hereto as Exhibit "C". The issuance of the bmp Warrant is subject to stockholder approval as set forth under Item 3 of this Proxy Statement and to the funding by bmp of the June Installment or the Final Installment, as the case may be. In addition, subject to the funding of the June Installment or the Final Installment, as the case may be, bmp is eligible to receive a finder's fee in the amount of 5% of the net proceeds of any transaction consummated by the Company within 24 hours following payment of the June Installment or the Final Installment, as the case may be, involving the raising of debt or equity capital in a private placement from a source introduced to the Company by bmp.

     In connection with its equity investment, bmp intends to assist the Company in organizing and structuring the distribution system relating to the Company's products and services throughout Europe. To date, bmp has begun to assist the Company in such respect, and has facilitated the execution of a distributor agreement between the Company and a western European distributor. The Company has entered into a Distributor Agreement(the "Distributor Agreement", dated February 22, 1999, with LG Laser Graphics GmbH ("Laser Graphics"), an entity in which bmp has invested, whereby Laser Graphics has been granted rights to distribute the Company's products on an exclusive basis throughout Germany, Switzerland and Austria and on a non-exclusive basis worldwide outside of Germany, Switzerland and Austria. The Distributor Agreement also provides for certain discounts on products sold by the Company to Laser Graphics. In addition to the foregoing, bmp plans generally to assist and advise the Company in connection with any future listing of the Company's securities on stock exchanges in Germany.

             ITEM 2.  AMENDMENT OF CERTIFICATE OF INCORPORATION
             TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK

General

     The Board of Directors of the Company has unanimously approved (subject to stockholder approval), an amendment to the Company's Certificate of Incorporation, substantially in the form of Exhibit "A" attached to this Proxy Statement (the "Stock Split Charter Amendment"), and incorporated herein by this reference, effecting the Stock Split with respect to all issued shares of Common Stock. However, such text is subject to change as may be required by the Secretary of State of the State of Delaware (the "Secretary of State").
If the Stock Split Charter Amendment is approved by the actions of the Company's stockholders, as a result of the Stock Split, every seven (7) shares of existing Common Stock outstanding ("Old Common Stock") as of the time of filing of the Stock Split Charter Amendment with the Secretary of State (the "Effective Date") would be automatically converted into one (1) new share of Common Stock ("New Common Stock").

     The Charter provides for 20,000,000 authorized shares of Common Stock, $0.01 par value per share; 12,150,832 shares of Common Stock are issued and outstanding as of May 5, 1999.

Purposes and Reasons for the Stock Split

     The Board of Directors believes that the Stock Split is beneficial to the Company and the stockholders. The principal reasons for the Stock Split are to increase the effective marketability and liquidity of the Common Stock for the Company's shareholders and to help the Company to maintain the listing of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq/SCM").

     The Common Stock is currently listed on the Nasdaq/SCM. The closing bid price per share of the Common Stock on May 5, 1999 was approximately $0.31.

     The Company received notice from the Nasdaq/SCM that the Common Stock may be delisted from the Nasdaq/SCM, based on having a bid price below $1.00 and on the Company's maintenance of net tangible assets at below $2 million. On March 18, 1999, the Company participated in an oral hearing before a Panel authorized by the Nasdaq Board of Directors in Washington, D.C. regarding the Company's continued listing on the Nasdaq/SCM. The Company presented a two-step plan for reattaining compliance with Nasdaq/SCM requirements for continued listing set forth above, which included the Stock Split and the consummation of an equity investment by bmp . The Nasdaq/SCM has not made any determination regarding the status of the Common Stock at this time and the Company is not able to predict the outcome of the hearing.

     If the Common Stock were to be delisted from Nasdaq/SCM it would likely have an adverse effect on the trading in, and liquidity of, the Common Stock. In such event, the Common Stock would be quoted on the OTC Bulletin Board, to the extent eligible therefore.

     The Board of Directors of the Company believes that the current price per share of the Company's Common Stock has a tendency to diminish the effective marketability of the Common Stock because of the reluctance of many brokerage firms to recommend lower-priced stocks to their clients. Additionally, the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of these policies and practices relate to the payment of broker's commissions and to time-consuming procedures that operate to make the handling of lower-priced stocks economically unattractive to brokers. The structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission payable on the sale of a lower-priced stock generally represents a higher percentage of the sales price than the commission on relatively higher-priced stock.

     The Board of Directors also believes that the relatively low price of the Common Stock, when compared with the market prices of the common stock of the Company's competitors, impairs the marketability of the Common Stock to institutional investors and members of the investing public and creates a negative impression with respect to the Company. Theoretically, the number of shares of Common Stock outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it or the Company's reputation in the financial community. In practice this may not necessarily be the case, as many investors view low-priced stock as unduly speculative in nature and, as a matter of practice, avoid or limit investments in such stocks. The foregoing factors adversely affect not only the liquidity of the Common Stock, but also the Company's ability to raise additional capital through a sale of equity securities.

     The Board of Directors is hopeful, although no assurance can be given, that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Stock Split, and the anticipated corresponding increased price per share, will stimulate interest in the Company's Common Stock and possibly promote greater liquidity for the Company's shareholders with respect to those shares presently held by them. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed Stock Split is effected.

     The Board of Directors is also hopeful that the proposed Stock Split will result in a price level for the shares that will mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above, diminish the adverse impact of trading commissions on the potential market for the Company's shares and enable the Common Stock to remain listed on the Nasdaq/SCM. However, there can be no assurance that the proposed Stock Split will achieve the desired results outlined above, nor can there be any assurance that the price per share of the Common Stock immediately after the proposed Stock Split will increase proportionately with the reverse split or that any increase can be sustained for a long period of time. In addition, there can be no assurance that the Common Stock will meet the listing requirements for the Nasdaq/SCM following the Stock Split or that the Common Stock will not be delisted prior to the date of the Annual Meeting.

     Management of the Company is not aware of any present efforts by any persons to accumulate Common Stock or to obtain control of the Company and the proposed Stock Split of Common Stock is not intended to be an anti-takeover device. The Stock Split Charter Amendment is being sought simply to enhance the image of the Company, its corporate flexibility and to price the stock in a price range generally more acceptable to the brokerage community and to investors and to enable the Common Stock to remain listed on the Nasdaq/SCM.

Certain Effects of the Stock Split

     If effected, the Stock Split would reduce the number of outstanding shares of Old Common Stock from 12,150,832 as of May 5, 1999 to approximately 1,735,833 shares of New Common Stock as of the Effective Date. (The foregoing assumes no issuances of Common Stock between the Record Date and the Effective Date.) The Stock Split itself would have no effect on the number of authorized shares of Common Stock or the par value of the stock.

     All outstanding options, warrants, rights and convertible securities would be appropriately adjusted, as required by their terms, for the Stock Split automatically on the Effective Date. The Stock Split would not affect any stockholder's proportionate equity interest in the Company except for those stockholders who would receive an additional share of Common Stock in lieu of fractional shares. None of the rights currently accruing to holders of the Company's Common Stock, or options or warrants to purchase Common Stock, will be affected by the Stock Split.

     The result of the Stock Split effected due to the Stock Split Charter Amendment would be that stockholders of the Company who own seven (7) or more shares of Old Common Stock would receive one (1) share of New Common Stock for each seven (7) shares of Old Common Stock and one additional share in lieu of the issuance of fractional shares of New Common Stock. Stockholders of the Company who own fewer than seven (7) shares of Old Common Stock on the date the Stock Split is effected, will be entitled to receive one (1) share of New Common Stock in lieu of receiving fractional shares resulting from the Stock Split.

     Although the Board of Directors believes as of the date of this Proxy Statement that the Stock Split is advisable, the Stock Split may be abandoned by the Board of Directors at any time before, during or after the Annual Meeting and prior to the Effective Date.

     The Board of Directors may make any and all changes to the Stock Split Charter Amendment that it deems necessary in order to file the Stock Split Charter Amendment with the Secretary of State and give effect to the Stock Split.

Mechanics of Stock Split

     If the Stock Split is approved by the requisite vote of the Company's stockholders, the Company will file the Stock Split Charter Amendment as soon as practicable thereafter, and the Stock Split will be effective on the date of such filing, unless abandoned by the Board of Directors as described above. Upon filing of the Stock Split Charter Amendment, every seven (7) issued and outstanding shares of Old Common Stock will, effective upon such filing, be automatically and without any action on the part of the stockholders converted into and reconstituted as one (1) share of New Common Stock.

     As soon as practical after the Effective Date, the Company will forward, or cause to be forwarded, a letter of transmittal to each holder of record of shares of Old Common Stock outstanding as of the Effective Date. The letter of transmittal will set forth instructions for the surrender of certificates representing shares of Old Common Stock to the Company's transfer agent in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Old Common Stock have been converted as a result of the Stock Split.

CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT PRIOR TO RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM THE COMPANY.

     Until a stockholder forwards a completed letter of transmittal together with certificates representing his, her or its shares of Old Common Stock to the transfer agent and receives a certificate representing shares of New Common Stock, such stockholder's Old Common Stock shall be deemed equal to the number of whole shares of New Common Stock to which each stockholder is entitled as a result of the Stock Split.

     No scrip or fractional certificates will be issued in the Stock Split. Instead, the Company will issue one additional share of New Common Stock to each affected Stockholder at no cost to the stockholder. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except the right to receive an additional share therefor as described herein. The number of shares of New Common Stock to be issued in connection with settling such fractional interests is not expected to be material.

     For the purpose of determining ownership of Common Stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered on the stock records of the Company, regardless of the beneficial ownership of those shares. For example, if certain shares are registered in the name of a husband and his wife, those two amounts of shares will be treated separately and as held by two different stockholders for the purposes of determining ownership of Common Stock at the Effective Date.

     No service charges will be payable by stockholders in connection with the exchange of certificates, all expenses of which will be borne by the Company.

Federal Income Tax Consequences of the Stock Split

     The following is a summary of the material anticipated federal income tax consequences of the Stock Split to stockholders of the Company. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion of this summary.

     This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Stock Split and is not intended as tax advice to any person or entity.

In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to stockholders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequences of the Stock Split under any state, local or foreign tax laws.
As a result, it is the responsibility of each Stockholder to obtain and rely on advice from his, her or its personal tax advisor as to: (i) the effect on his, her or its personal tax situation of the Stock Split, including the application and effect of state, local and foreign income and other tax laws;
(ii) the effect of possible future legislation and Regulations; and (iii) the reporting of information required in connection with the Stock Split on his, her or its own tax returns. It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

     No ruling from the Internal Revenue Service ("Service") or opinion of counsel will be obtained regarding the federal income tax consequences to the Stockholders of the Company as a result of the Stock Split. Accordingly, each stockholder is encouraged to consult his, her or its tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local and foreign income and other tax laws.

     The Company believes that the Stock Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code. As a result, no gain or loss will be recognized by the Company or its Stockholders in connection with the Stock Split. A stockholder of the Company who exchanges his, her or its Old Common Stock solely for New Common Stock will recognize no gain or loss for federal income tax purposes. A stockholder's aggregate tax basis in his, her or its shares of New Common Stock received from the Company will be the same as his, her or its aggregate tax basis in the Old Common Stock exchanged therefor. The holding period of the New Common Stock received by such stockholder will include the period during which the Old Common Stock surrendered in exchange therefor was held, provided all such Common Stock was held as a capital asset on the date of the exchange.

Transfer Agent and Registrar

     The Company's Transfer Agent and Registrar is American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005.


Stockholder Approval

     The favorable vote of a majority of the votes of the outstanding shares of the Common Stock is necessary to approve the Stock Split Charter Amendment to the Company's Charter effecting the Stock Split.

     Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation or Bylaws in connection with the approval of the Stock Split Charter Amendment to effect the Stock Split.

     The Board of Directors recommends a vote FOR the proposal to amend the Certificate of Incorporation to effect the Stock Split.

ITEM 3. PROPOSAL TO APPROVE THE ISSUANCE OF THE CORPORATION'S COMMON STOCK UPON CONVERSION OF THE SERIES B PREFERRED STOCK AND UPON EXERCISE OF THE BMP WARRANT

Description of Proposal

     Stockholders are being asked to consider and approve the issuance of up to an aggregate of 5,500,000 shares of Common Stock issuable upon the conversion of the Series B Stock issued and the exercise of the bmp Warrant issuable pursuant to the Amended Purchase Agreement, subject to the terms and conditions set forth therein. If the Stock Split is approved by the stockholders, and effected by the Company prior to such issuance, the number of shares of Common Stock issuable pursuant to the Amended Purchase Agreement
will be reduced to approximately 785,714 shares.   It is anticipated that the
net proceeds from the issuance of the issuance of the Preferred Stock and the bmp Warrant (estimated to be approximately $2.0 million) will be used for capital expenditures approved by the Board of Directors and working capital, however, such proceeds initially will be used to pay down the balance of the Corporation's existing debt.

     Pursuant to the terms of the Securities Purchase Agreement, bmp agreed to make a two stage equity investment in the Company in an amount ranging between $2,050,000 and $2,750,000. The first stage of the investment was consummated on February 8, 1999 by the parties, and bmp has purchased 2,000,000 newly issued shares of the Company's Common Stock at a purchase price of $0.375 per share for an aggregate purchase price of $750,000. bmp had previously purchased 367,650 shares of the Company's Common Stock in unrelated open market transactions. In the second stage of the investment, bmp agreed to purchase a minimum of 650,000 and a maximum of 1,000,000 newly issued shares of non-voting Series B Stock of the Company(such minimum or maximum number of shares to constitute all of the issued and outstanding shares of Series B Stock) at a purchase price of $2.00 per share, or $0.40 per share of Common Stock into which the Series B Stock is convertible, for a minimum aggregate purchase price of $1,300,000 and a maximum aggregate purchase price of $2,000,000, subject to the satisfaction of certain conditions discussed below.

     Pursuant to the Amendment, bmp agreed to purchase the maximum of 1,000,000 newly issued shares of Series B Stock for an aggregate purchase price of $2,000,000, to be paid in several installments. On April 29, 1999, bmp purchased 232,500 shares of Series B Stock for a purchase price of $465,000, and bmp agreed to purchase 192,500 shares of Series B Stock on or before May 31, 1999 for a purchase price of $385,000 and 575,000 shares of Series B Stock on or before June 30, 1999 for a purchase price of $1,150,000. If the Nasdaq Conditions (as hereinafter defined) are satisfied prior to the consummation of any particular installment, the remaining portion of the purchase price will be due upon issuance of the remaining number of unissued shares, and if the Nasdaq Conditions are not satisfied prior to June 30, 1999, payment of the June Installment and issuance of the remaining number of shares of Series B Stock yet to be issued under the Amended Purchase Agreement at such time will be postponed until the Nasdaq Conditions are satisfied. If the Nasdaq Conditions are not satisfied by July 31, 1999 the Board of Directors of the Company will be increased by such number as is equal to one more than the number of directors constituting the Board of Directors at such time (i.e., if such Board is constituted by five (5) directors then the number of directors shall be increased by six (6), for a total of eleven (11) directors), and the holders of a majority of the outstanding shares of Series B Stock will have the right to elect the directors necessary to fill the vacancies created by such increase in the size of the Board of Directors. Upon satisfaction of the Nasdaq Conditions, these additional directors will cease to be directors and the additional voting rights granted to the holders of the Series B Stock will be terminated.

     The purchases of Series B Stock under the Amended Purchase Agreement are subject to the terms and conditions set forth therein, including, but not limited to, the satisfaction of the Nasdaq Conditions. In connection with the Amendment, the Company entered into the Consulting Agreement providing for the retention of bmp Consultants as strategic and financial consultants to the Company, for an aggregate consulting fee of $200,000. The $200,000 aggregate consulting fee is payable as follows: (i) six monthly installments of $15,000 beginning immediately following the funding of the April Installment and ending five months following such funding date, (ii) $50,000 payable at the closing of the June Installment or the Final Installment, as applicable, and
(iii) six monthly installments of $10,000 beginning six months following the funding of the April Installment and ending eleven months following such funding date.

     The Company has agreed to issue the bmp Warrant to bmp upon funding of the June Installment or the Final Installment, as the case may be. In addition, subject to the funding of the June Installment or the Final Installment, as the case may be, bmp is eligible to receive a finder's fee in the amount of 5% of the net proceeds of any transaction consummated by the Company within 24 months following payment of the June Installment or the Final Installment, as the case may be, involving the raising of debt or equity capital in a private placement from a source introduced to the Company by bmp. The April Installment was subject to the absence of any event or condition which has had a Material Adverse Effect (as defined in the Amended Purchase Agreement). The purchase of Series B Stock in the June or Final Installment, as the case may be, is subject to the extension by BSB Bank and Trust Company ("BSB Bank") of the maturity of the outstanding balance under the Company's $1,000,000 secured line of credit (the "Line of Credit") from May 31, 1999 to May 31, 2000. BSB Bank has agreed to extend the Line of Credit until May 31, 2000 upon consummation of bmp's investment of $1,3000,000 in the Company, subject to the absence of any material adverse change in the business. In addition, BSB has agreed to advance an additional $450,000 under the Line of Credit, to extend the maturity of the Line of Credit from March 31, 1999 to June 30, 1999, and to waive the requirement that the Company maintain the Line of Credit balance within its collateral base formula until the earlier of June 30, 1999 or the date of receipt by the Company of funds arising out of the second stage of the investment. In consideration for the modifications to the Line of Credit, the Company issued to BSB, on February 16, 1999, a warrant to purchase an aggregate of 500,000 shares of the Common Stock, at an exercise price of $0.575 per share. Such warrant expires on February 16, 2004 and contains certain registration rights.

     The issuance of Common Stock upon conversion of the Series B Stock and the exercise of the bmp Warrant may not take place unless (x) permitted by the applicable rules and regulations of the Nasdaq/SCM on which the Common Stock is listed or traded (whether because the Company has obtained requisite shareholder approval or otherwise) or (y) the Company's securities are not then listed on the Nasdaq/SCM (the conditions contained in clauses (x) and (y) of this sentence are referred to herein as the "Nasdaq Conditions").

     Rule 4310(c)(25)(H)(i)(d) of the National Association of Securities Dealers, Inc. requires that each issuer of securities authorized for quotation on the Nasdaq/SCM shall require stockholder approval prior to the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) in connection with a transaction other than a public offering equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Where stockholder approval is required, the minimum vote which will constitute stockholder approval is a majority of the total votes cast on the proposal in person or by proxy.

     The Common Stock is authorized for quotation on the Nasdaq/SCM and, at the time of the execution of the Securities Purchase Agreement, (i) the aggregate number of shares of Common Stock to be issuable upon the conversion of the Series B Stock and the exercise of the bmp Warrant (alone, and when considered together with the number of shares of Common Stock previously issued under the Securities Purchase Agreement) was in excess of 20% of the outstanding shares of Common Stock. Accordingly, pursuant to the terms and conditions of the Amended Purchase Agreement and the Series B Stock, the Company is seeking approval of the issuance of the Common Stock upon the conversion of the Series B Stock and the exercise of the bmp Warrant. The convertible feature of the Series B Stock is described more fully under the heading "Series B Stock" of this Item 3 of this Proxy Statement.

The Series B Stock and the bmp Warrant

     The following summary of certain provisions of the Series B Stock and the bmp Warrant does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Series B Stock and the bmp Warrant which are filed herewith.

     Series B Stock

     The Series B Stock(attached hereto as Exhibit "B") has a liquidation preference of $1.00 per share and the holders of shares of Series B Stock are entitled to share, equally and ratably in any dividends declared by the Board of Directors of the Company on the Common Stock, whether payable in cash, shares of Common Stock (or fractions thereof) or property.

     Subject to the satisfaction of the Nasdaq Conditions, the Series B Stock is convertible at any time by the holder at a conversion rate of 5.0, i.e.,
5.0 shares of Common Stock for each share of Series B Stock being converted; provided, however, that the number of shares of Common Stock issued upon conversion, taken together with the shares of Common Stock already owned by bmp, may not exceed 18% of the Company's outstanding Common Stock prior to satisfaction of the Nasdaq conditions. The conversion rate is subject to adjustment in certain situations. Pursuant to the terms of the Amended
Purchase Agreement, bmp may not exercise the conversion feature of the Series
B Stock; such feature may only be exercised by an unaffiliated transferee from bmp. Within ten(10) days of satisfaction of the Nasdaq Conditions, the limitations upon conversion described in this paragraph will be deleted from the Certificate of Designations of the Series B Stock, upon the filing by the Company of an amendment to such Certificate of Designations with the Secretary of the State of Delaware.

     The holders of Series B Stock have no voting rights thereunder except as provided by the Delaware General Corporate Law, provided, however, that if the conversion feature is not exercisable by July 31, 1999 because the Nasdaq Conditions have not been satisfied, the Board of Directors of the Company will be increased by such number as is equal to one more than the number of directors constituting the Board of Directors at such time (i.e., if such Board is constituted by five (5) directors then the number of directors shall be increased by six (6), for a total of eleven(11) directors), and the holders of a majority of the outstanding shares of Series B Stock will have the right to elect the directors necessary to fill the vacancies created by such increase in the size of the Board of Directors. Upon satisfaction of the Nasdaq Conditions, these additional directors will cease to be directors and the additional voting rights granted to the holders of the Series B Stock will be terminated.

bmp Warrant

     The bmp Warrant will entitle the holder thereof to purchase, upon exercise, at any time subject to satisfaction of the Nasdaq Conditions, an aggregate of 500,000 shares of Common Stock for an exercise price of $0.50 per share. The exercise price may be paid in cash or by certified or official bank check payable to the Company. The bmp Warrant may be exercised in full or in part, by surrender of the bmp Warrant provided, however, that the amount payable upon partial exercise shall be the amount obtained by multiplying (i) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated by the holder of the bmp Warrant by (ii) the then applicable exercise price for one share of Common Stock. Upon partial exercise, the Company will issue a new warrant to the holder. The bmp Warrant contains customary anti-dilution provisions with respect to future stock dividends, reclassification, reorganization, consolidations, mergers, issuances of Common Stock or convertible securities other than the Series B Stock below the then current market price, and similar actions; provided, however, that no such adjustment will be made if such adjustment would be an amount less than 5% of the exercise price then in effect. The bmp Warrant expires five years from its date of issuance (which will be the date of the June Installment or the Final Installment, as the case may be).

     The bmp Warrant will provide that the shares of Common Stock issuable upon the exercise thereof and any other securities of the Company that the holder of the bmp Warrant shall be entitled to receive, or shall have received, upon the exercise of the bmp Warrant in lieu of or in addition to shares of Common Stock (the "Other Securities") or in exchange or replacement of such shares of Common Stock or Other Securities will be "Registrable Securities" (as defined in the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of February 5, 1999 between the Company and bmp. The Registration Rights Agreement and the applicable rights contained therein are described below.

Amended Purchase Agreement

     The Amended Purchase Agreement provides that from the date of the execution of the Securities Purchase Agreement until the closing of the Final Installment or the June Installment, as applicable, the Company shall not: (i) subject to certain exceptions, issue, deliver, sell, redeem, acquire, authorize or propose to issue, deliver, sell, redeem, acquire or authorize, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities or other ownership interest; (ii) amend its certificate of incorporation, by-laws or the terms of its 1995 Stock Option Plan, as amended (the "1995 Plan"), to increase the number of authorized shares of Common Stock or preferred stock thereunder, as the case may be, without the consent of bmp in any such case; (iii) propose to or declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; (iv) recapitalize or otherwise modify its capital stock, except that it may effectuate the Stock Split, and if such Stock Split is consummated by the Company prior to any of each of the May Installment, the June Installment or the Final Installment, as applicable, then, following the record date fixed for such Stock Split, the number of shares of Series B Stock to be acquired by bmp and the purchase price to be paid for each of the May Installment, the June Installment or the Final Installment, as applicable, shall remain the same, but the number of shares of Common Stock into which the Series B Stock may be converted shall be appropriately adjusted by the Company in order to maintain the proportionate conversion ratio set forth in the Amended Purchase Agreement; and (v) take any action to accelerate the exercisability or vesting of any outstanding warrants or options to purchase Common Stock or modify any other terms of such warrants or options, including the terms of the 1995 Plan, as a result of the transactions contemplated by the Amended Purchase Agreement.

     The Amended Purchase Agreement also provides that from the date of the execution of the Securities Purchase Agreement until the funding of the June Installment or the Final Installment, as applicable, the Company shall use its best efforts to continue the listing of the Common Stock on the Nasdaq/SCM and to insure that the shares of Common Stock to be issued upon conversion of the Preferred Shares are listed or authorized to be quoted on the Nasdaq/SCM or on any national securities exchange on which shares of Common Stock are then listed, to the extent that such listing is permitted at such time.

     The Amended Purchase Agreement further provides that during the time period in which bmp holds at least fifty percent (50%) of all or any portion of the Common Shares and the Series B Stock (including the Common Stock issuable upon conversion of the Series B Stock), bmp shall have co-investment rights with respect to any issuances of equity securities of the Company (or securities or rights convertible into or exercisable for equity securities of the Company), pursuant to which bmp shall have the right, at its option, to maintain up to its percentage ownership of outstanding equity of the Company (on a fully diluted basis, with respect to ownership and with respect to voting rights) by participating in such issuance of securities on terms no less favorable in any respect than the terms on which any other purchaser of such securities participates in such issuance. The maintenance of such percentage ownership of bmp shall be required only to the extent practicable, and bmp shall take into account the difficulty of achieving a precise percentage for the Company while also satisfying a prospective purchaser's objectives; provided, however, that any shortfall in such maintenance of bmp's percentage ownership shall be de minimus.

     bmp's co-investment rights do not apply to the issuance of (i) the warrant exercisable for up to 500,000 shares of Common Stock in connection with the Company's amendment to its Line of Credit maintained by BSB Bank upon the terms and conditions agreed to by the Company and BSB Bank, (ii) employee stock options and (iii) the shares of Common Stock issuable upon exercise of any such employee stock options.

     The Amended Purchase Agreement provides that either party may terminate the Amended Purchase Agreement and the transactions contemplated thereby, in the event, among other things, of the death or permanent physical disability or mental incapacity of Dr. Geoffrey T. Burnham, Chief Executive Officer of the Issuer.

Registration Rights Agreement

     Concurrently with entering into the Securities Purchase Agreement, the Company and bmp entered into the Registration Rights Agreement, pursuant to which the Company has agreed to grant certain "demand" and "piggyback" registration rights with respect to the shares of Common Stock issued pursuant to the Securities Purchase Agreement and issuable upon conversion of the Series B Stock and exercise of the bmp Warrant to be issued pursuant to the Amendment. These registration rights are subject to certain customary blackout and cutback provisions, and are accompanied by customary indemnification provisions.

     If the proposal to approve the issuance of 5,500,000 shares of Common Stock upon the conversion of the Series B Stock and the exercise of the bmp Warrant is not approved, then the Series B Stock would remain duly authorized and outstanding but the conversion feature will not be exercisable and the bmp Warrant would not be exercisable. If such proposal is not approved and the Nasdaq Conditions are not otherwise satisfied, the Company would also not be able to consummate the June Installment or the Final Installment of the equity infusion, as applicable, contemplated by the Amended Purchase Agreement (i.e. 575,000 shares of Series B Stock for a purchase price of $1,150,000), as certain conditions to the obligations of the purchaser would not be satisfied, and the holders of the Series B Stock would have the ability to elect additional members of the Board of Directors constituting a majority of the Board of Directors. See "Series B Stock." The issuance will not have any effects on the rights of existing security holders other than the ones described above.

     The favorable vote of a majority of the outstanding Common Stock represented at the meeting in person or by proxy is necessary to approve the proposal to issue the Common Stock upon conversion of the Series B Stock and upon the exercise of the bmp Warrant.

     The Board of Directors has unanimously approved the issuance and recommends that stockholders vote FOR the proposal to issue Common Stock upon conversion of the Series B Stock and upon exercise of the bmp Warrant.

     The proposal to issue Common Stock upon conversion of the Series B Stock and upon exercise of the bmp Warrant shall be withdrawn and shall not be submitted for the approval of the stockholders at the Annual Meeting in the event that the Nasdaq Conditions are satisfied prior to the date of the Annual Meeting without procuring stockholder approval.

ITEM 4.  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1999

     The Board of Directors believes it is appropriate to submit for ratification by the stockholders its selection of PricewaterhouseCoopers LLP as the independent public accountants for the Company for fiscal year 1999. PricewaterhouseCoopers LLP has served as independent accountants for the Company since fiscal year 1993. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise specified, shares represented by proxies will be voted for the ratification of PricewaterhouseCoopers LLP as the independent public accountants for the Company. If the stockholders do not so approve, the selection of independent public accountants will reconsidered by the Board of Directors.

     The Board of Directors recommends a vote FOR the proposal to ratify PricewaterhouseCoopers as independent public accountants for fiscal year 1999.

                      COMPLIANCE WITH THE EXCHANGE ACT

     The Company's executive officers and directors are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company. Based solely on the Company's review of the copies of such reports it has received, the Company believes that all its executive officers and directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

                             OTHER BUSINESS

     The Board of Directors of the Company currently knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                          STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company for inclusion in the Company's 2000 Proxy Statement and form of proxy on or prior to February 27, 2000 in accordance with Rule 14a-8(e) promulgated under the Exchange Act. This Proxy Statement confers discretionary authority to vote on any stockholder proposal with respect to which the Company did not receive notice a reasonable time before mailing of this Proxy Statement in accordance with Rule 14a-4(c) under the Exchange Act.

                              ANNUAL REPORTS

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 (the "Form 10-KSB") is being furnished simultaneously herewith. The Form 10-KSB is not considered a part of this Proxy Statement.

     The Company will also furnish to any stockholder of the Company a copy of any exhibit to the Form 10-KSB as listed thereon, upon request and upon payment of the Company's reasonable expenses of furnishing such exhibit. Requests should be directed to Geoffrey T. Burnham, Chief Executive Officer, Semiconductor Laser International Corporation, 15 Link Dive, Binghamton, New York 13904.

              RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has engaged PricewaterhouseCoopers LLP as independent public accountants for the Company for fiscal year 1999. PricewaterhouseCoopers LLP has served as the independent accountant for the Company since fiscal year 1993. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.


                                        By Order of the Board of Directors,

                                        GEOFFREY T. BURNHAM
                                        Chairman of the Board


Dated: May 18, 1999
Binghamton, New York

                                                               EXHIBIT A

          PROPOSAL TO AUTHORIZE THE COMPANY'S BOARD OF DIRECTORS TO FILE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A 1-FOR-6 REVERSE SPLIT OF THE COMPANY'S COMMON STOCK



                 AMENDMENT TO CERTIFICATE OF INCORPORATION OF
                SEMICONDUCTOR LASER INTERNATIONAL CORPORATION'S
                       CERTIFICATE OF INCORPORATION

                         a Delaware Corporation

  (Pursuant to Sections 242 and 228 of the Delaware General Corporation Law)

SEMICONDUCTOR LASER INTERNATIONAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

          FIRST: That at a meeting of the Board of Directors of Semiconductor Laser International Corporation (hereinafter called the "Corporation") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation to effect a reverse stock split of shares of Common stock of the Corporation, par value $ .01 per share ("Common Stock") on the basis if issuing one (1) share of Common Stock for each seven (7) issued shares of Common Stock, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution is as follows:


          RESOLVED, that the Board of Directors is authorized to file an amendment to the Company's Articles of Incorporation following this proposal to effect a reverse 1-for-7 stock split (the "Stock Split"). Upon the filing of this amendment with the office of the Secretary of State of the State of Delaware, each share of Common Stock of the Corporation, issued at such time, shall be changed into one-seventh of one fully paid and non-assessable share of Common Stock of the Corporation. In lieu of the issuance of any fractional shares that would otherwise result from the reverse stock split effected hereby, the Corporation shall issue to any stockholder that would otherwise receive fractional shares of Common Stock one (1) additional share of Common Stock; and

          RESOLVED, that following the effectiveness of this amendment, certificates for the shares of Common Stock to be outstanding after the Stock Split shall be issued pursuant to procedures adopted by the Corporation's Board of Directors and communicated to those who are to receive new certificates.

          SECOND: That said amendment of the Certificate of Incorporation of the Corporation was authorized by a vote of the holders of the necessary number of shares at a meeting duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting a majority of the outstanding shares entitled to vote thereon were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.





               By:_______________________________
                     Geoffrey T. Burnham, President,
                     Chief Executive Officer and
                     Chairman of the Board

                                                                 EXHIBIT B



                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                       AND RIGHTS OF SERIES B CONVERTIBLE

                               PREFERRED STOCK

                                      OF
                  SEMICONDUCTOR LASER INTERNATIONAL CORPORATION

        (Pursuant to Section 151 of the Delaware General Corporation Law)

     SEMICONDUCTOR LASER INTERNATIONAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the

"Corporation"), DOES HEREBY CERTIFY THAT:

          Pursuant to authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Corporation, as amended to date (the "Certificate of Incorporation") and pursuant to the provisions of Sect 151 of the Delaware General Corporation Law, the Board, at a meeting held on February 2, 1999, adopted the following resolution providing for the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions of the Series B Convertible Preferred Stock.

          WHEREAS, the Certificate of Incorporation provides for two classes of shares known as common stock, $.01 par value per share (the "Common Stock"), and preferred stock, $.01 par value per share (the "Preferred Stock"); and

          WHEREAS, the Board is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in any such series and to fix the voting powers, designations, preferences and rights of the shares of any such series and the qualifications, limitations and restrictions thereof.

          NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable to, and hereby does, designate a Series B Convertible Preferred Stock and fixes and determines the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions relating to the Series B Convertible Preferred Stock as follows:

     1. Designation. The shares of such series of Preferred Stock individually and in the aggregate shall be designated "Series B Convertible Preferred Stock" (referred to herein as the "Series B Stock").

     2. Authorized Number. The number of shares constituting the Series B Stock shall be one million (1,000,000). The number of authorized shares of Series B Stock may be reduced by further resolution of the Board of Directors of the Company and by the filing of a certificate pursuant to the provisions of the Section 151(g) of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized (but not below the number of shares of Series B Stock then outstanding) but the number of authorized shares of Series B Stock shall not be increased.

     3. Ranking. The Series B Stock shall rank as to dividends pari passu with the Common Stock of the Corporation. The Series B Stock shall rank as to liquidation, dissolution or winding up, senior and prior to the Common Stock of the Corporation and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of shares of Series B Stock pursuant to Section 8(b) hereof. (All equity securities of the Corporation with respect to which the Series B Stock ranks senior and prior with respect to liquidation, dissolution and winding up, including the Common Stock, are collectively referred to herein as "Junior Securities" and all equity securities of the Corporation with which the Series B Stock ranks on a parity, with respect to dividends, are collectively referred to herein as "Parity Securities.")

     4. Dividends. The holders of shares of Series B Stock shall be entitled to share, equally and ratably in any dividends declared by the Board on the Common Stock, whether payable in cash, shares of Common Stock (or fractions thereof) or property. The pro rata entitlement to such dividends of each share of Series B Stock shall be computed on the basis of the conversion rate then in effect (as defined in Section 6 hereof).

     5.     Liquidation.

          a. Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any distribution or payment is made upon any Junior Securities, to be paid an amount equal to (i) $1.00 per share of Series B Stock, representing the liquidation preference per share of the Series B Stock (as adjusted for any combinations, divisions or similar recapitalizations affecting the shares of Series B Stock) (the "Liquidation Payments"). If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Stock and the Parity Securities shall be insufficient to permit payment in full to both the holders of Series B Stock of the Liquidation Payments and to the holders of the Parity Securities any applicable liquidation payments, then the entire assets of the Corporation shall be distributed ratably among such holders in proportion to the full respective distributive amounts to which they are entitled.

          b. Remaining Assets. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the holders of Series B Stock shall have been paid in full the Liquidation Payments, the remaining assets of the Corporation shall be distributed ratably per share to the holders of the Series B Stock and the other Parity Securities. The pro rata entitlement of each share of Series B Stock in any such distribution shall be computed on the basis of the conversion rate then in effect.

          c. Notice of Liquidation. Written notice of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to each holder of record of Series B Stock at his post office address as shown by the records of the Corporation.

          d. Fractional Shares. The Liquidation Payments with respect to each outstanding fractional share of Series B Stock shall be equal to a ratably proportionate amount of the Liquidation Payments with respect to each outstanding share of Series B Stock.

          e. Certain Actions not Liquidation. Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph 5.

     6.     Conversion.

          The holders of the Series B Stock shall have the following conversion rights:

          a. Conversion. Each share of Series B Stock shall be convertible at any time, at the option of the holder of record thereof, subject to the limitations on conversion set forth in paragraph (f) below, into fully paid and nonassessable shares of Common Stock at the "conversion rate" (as defined in paragraph (b) below) then in effect upon surrender to the Corporation or its transfer agent of the certificate or certificates representing the Series B Stock to be converted, as provided below, or if the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection therewith.

          b. Basis For Conversion; Converted Shares. The basis for any conversion under this Section 6 shall be the "conversion rate" in effect at the time of conversion, which for the purposes hereof shall mean the number of shares of Common Stock issuable for each share of Series B Stock surrendered for conversion under this Section 6. Initially, the conversion rate shall be 5.0, i.e., 5.0 shares of Common Stock for each share of Series B Stock being converted. Such conversion rate shall be subject to adjustment as provided in
Section 7 below. If any fractional interest in a share of Common Stock would be deliverable upon conversion of Series B Stock, then such fractional share shall be disregarded if less than one half a share, or if more than one-half a share, the number of shares issuable upon conversion shall be rounded out to the next full share. Any shares of Series B Stock which have been converted shall be canceled and the certificates representing shares of Series B Stock so converted shall represent the right to receive such number of shares of Common Stock into which such shares of Series B Stock are convertible. The Board of Directors of the Corporation shall at all times reserve a sufficient number of authorized but unissued shares of Common Stock to be issued in satisfaction of the conversion rights and privileges aforesaid.

          c. Mechanics of Conversion. In the case of a conversion, before any holder of Series B Stock shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates for such shares of Series B Stock, duly endorsed, at the office of the Corporation or its transfer agent for the Series B Stock, and shall give written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. A certificate or certificates will be issued for the remaining shares of Series B Stock in any case in which fewer than all of the shares of Series B Stock represented by a certificate are converted.

          d. Issue Taxes. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Series B Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.


     e. Rights of Holders of Shares. Each conversion of shares of Series B Stock shall be deemed to have been made as of the close of business on the applicable conversion date so that the rights of the holder of shares of such Series B Stock shall, to the extent of such conversion, cease at such time and the person or persons entitled to receive shares of the Common Stock upon conversion of the shares of Series B Stock shall be treated for all purposes as having become the record holder or holders of the Common Stock at such time.

     f. Limitations on Conversions. The conversion of shares of Series B Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

          i. Nasdaq Cap Amount. Unless (x) permitted by the applicable rules and regulations of The Nasdaq SmallCap Market on which the Common Stock is listed or traded (whether because the Corporation has obtained requisite shareholder approval or otherwise) or (y) the Corporation's securities are not then listed on The Nasdaq SmallCap Market (the conditions contained in clauses
(x) and (y) of this sentence are referred to herein as the "Nasdaq Conditions"), in no event shall the total number of shares of Common Stock issued upon conversion of the Series B Stock purchased by the holders exceed the maximum number of shares of Common Stock that the Corporation can so issue without the approval of its common stockholders pursuant to Rule 4310(c)(25)
(H)(i)(d) of the Nasdaq SmallCap Market; provided that prior to such shareholder approval, the total number of shares of Common Stock issued upon conversion of the Series B Stock, taken together with such shares of Common Stock purchased pursuant to Section 2.2(a) of that certain Securities Purchase Agreement, dated as of February 5, 1999, between the Corporation and bmp Mobility AG Venture Capital, shall not exceed 18% of the Corporation's outstanding Common Stock (the "Nasdaq Cap Amount") The Nasdaq Cap Amount shall be allocated pro rata among the holders of Series B Stock as set forth in subparagraph (ii) hereof. No prior inability to convert shares of Series B Stock pursuant to this subparagraph (i) shall have any effect on the applicability of the provisions of this subparagraph (i) with respect to any subsequent determination of convertibility.

          ii. Allocations of Initial Cap Amounts. The Nasdaq Cap Amount (including voting restrictions, if any) shall be allocated pro rata among the holders of Series B Stock based on the number of shares of Series B Stock registered in the name of such holder.

          iii. Non-conversion Notice. If at any time any shares of Series B Stock are not convertible into Common Stock as a result of this
Section 6(f), the Corporation shall, upon the request of any holder, provide within three business days a certificate of the Chief Financial Officer or the Corporation to such holder of such Series B Stock stating the number of such holder's shares of Series B Stock that may be converted into Common Stock. In the event that any shares of Series B Stock that were intended to be converted into Common Stock are determined not to be convertible, the Corporation, at the written request of the holder, will return such shares of Series B Stock to the holder thereof.

          iv. Within ten (10) days of such date upon which one of the Nasdaq Conditions is satisfied, the Corporation shall, having obtained the written consent of the holders of not less than a majority of the then outstanding shares of Series B Stock in accordance with section 8 hereof, file a Certificate of Amendment to this Certificate of Designations, Preferences and Rights to delete the provisions relating to "Limitations on Conversions" set forth in this Section 6(f).

     7. Adjustment of Conversion Price and Conversion Rate. The number and kind of securities issuable upon the conversion of the Series B Stock, the conversion price and the conversion rate shall be subject to adjustment from time to time in accordance with the following provisions:

     a. Distributions Combinations and Subdivisions of Capital Stock. If at any time the outstanding shares of Common Stock of the Corporation shall be subdivided into a greater or combined into a lesser number of shares (whether with the same or a different par value or without par value), including, without limitation, through a reverse stock split, the conversion rate shall be proportionately increased or decreased.

     b. Distributions in Respect of Capital Stock. If the Corporation shall distribute by way of dividend or otherwise upon its shares of Common Stock any cash, securities or property (excluding cash dividends paid out of earnings or surplus), then upon conversion of shares of Series B Stock occurring after such distribution date, the holder of the Series B Stock will be entitled to receive the number of shares of the Common Stock of the Corporation then deliverable pursuant to the terms hereof, and, in addition, the cash, securities or property which such holder would have received by way of such dividends or other distributions if such holder had been the record holder of the number of shares of such Common Stock, which would have been deliverable upon the exercise of such holder's conversion right if such conversion had been effected immediately prior to the record date for such distribution of cash, securities or property.

     c. Recapitalization, Reclassification and Succession. If any recapitalization of the Corporation or reclassification of shares of Common Stock of the Corporation or any merger or consolidation of the Corporation into or with a corporation or other business entity shall be effected, then the holder of the Series B Stock shall thereafter have the right to receive the kind and number of shares of stock or other securities or other property of the Corporation which the holder of Series B Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of his Series B Stock immediately prior to such recapitalization, reclassification, merger or consolidation.

     d. Fractional Shares. In the event that the application of the provisions of this Section 7 would result in the issuance of a fraction of a share of Common Stock of the Corporation, or a number of full shares plus a fraction of a share of such Common Stock, then such fractional share shall be disregarded if less than one-half a share, or, if more than one-half of a share, the number of shares issuable upon such exchange shall be rounded out to the next full share.

     e. Issuance of Additional Shares of Capital Stock. If the Corporation shall issue any additional shares of Common Stock or Common Stock equivalents (other than as provided in the foregoing subsections (a) through (d) of this Section) for no consideration or for a consideration per share less than Fair Market Value (as defined below) (or, in the case of a Common Stock equivalent, if the exercise price or conversion price shall be less than Fair Market Value) in effect on the date of and immediately prior to the issue of such additional shares of Common Stock or Common Stock equivalents, then and in such event, the Corporation shall cause notice of such issuance to be mailed to each holder of shares of Series B Stock at its then registered address by first-class mail, postage prepaid, and an equitable adjustment as determined by the Board in good faith shall be made to the conversion rate as soon as practicable and retroactive to such issue date in order to prevent dilution resulting from such below market issuance of the relative equity interest in the Corporation represented by shares of Series B Stock then outstanding compared to the total capital stock of the Corporation (including the Series B Stock) outstanding immediately prior to such issuance; provided, however, that this provision shall not apply to (i) the issue of up to 500,000 Warrants, convertible into 500,000 shares of Common Stock in connection with the Corporation's contemplated amendment to its $1,000,000 secured line of credit (the "Line of Credit") maintained by BSB Bank & Trust Company ("BSB");
(ii) the issuance of shares upon exercise or conversion of a Common Stock equivalent, as long as the exercise price or conversion price on the date of issuance of such Common Stock equivalent was in excess of Fair Market Value, and (iii) the issuance of Common Stock to a person that is not an Affiliate of the Corporation in a private placement at a discount to market not to exceed twenty five percent (25%) to reflect an illiquidity discount.

          The term "Fair Market Value" means the higher of (a) the Market Price on the date of issuance of Common Stock or Common Stock equivalent or
(b) the average closing sales price per share of Common Stock for the ten (10) trading days immediately preceding the date of issuance of Common Stock or Common Stock equivalents; provided, however, that, in the case of the issuance of shares of Common Stock or Common Stock equivalents for consideration other than cash, the Board shall determine in good faith the value of such shares of Common Stock or Common Stock equivalents.

          The term "Market Price" means, with respect to the shares of Common Stock issuable upon conversion of the Series B Stock, (a) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the shares as reported on NASDAQ or a similar service if NASDAQ is not reporting such information; (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the Common Stock, the Board of Directors of the Company shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company.

          The term "Affiliate" means any Person (i) which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, another Person, (ii) which beneficially owns or holds 20% or more of any class of the outstanding Voting Stock of such other Person or (iii) which is a relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

          The term "Person" means any individual, entity or group, including, without limitation, any corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          The term "Voting Stock" means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Person (irrespective of whether or not at the time capital stock of any class or classes will have, or might have, voting power by the reason of the happening of any contingency).

     f. Corporation to Prevent Dilution. If any event or condition occurs as to which other provisions of this Section 7 are not strictly applicable or if strictly applied would not fairly protect the exercise of conversion rights hereunder in accordance with the essential intent and principles of such provisions, or which might materially and adversely affect the conversion rights of the holder of Series B Stock under any provisions hereof, then the Board of Directors shall in good faith make an adjustment in the application and interpretation of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, and any adjustment necessary with respect to the conversion rate or the nature or kind of securities issuable upon conversion hereunder so as to preserve without dilution the rights of such holder; provided, however, that in no event shall any such adjustment (other than a reverse stock split or the like) have the effect of decreasing the conversion rate as otherwise determined pursuant to this Certificate.

          g. Valid Issuance. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein shall, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          h. Other Provisions Applicable to Adjustment Under this Section. The following provisions shall be applicable to the adjustments in Conversion Price as provided in this Section 7:

          i. Treasury Shares. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation.

          ii. Minimum Adjustment. No adjustment of the conversion rate shall be made if the amount of any such adjustment would be an amount less than five percent (5%) of the conversion rate then in effect, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of five percent (5%) or more.

     8.     Voting Rights.

          a. General. Holders of Series B Stock shall be entitled to notice of all meetings of the Corporation's stockholders but shall not be entitled to vote except in respect of such matters as to which they are entitled to vote as a class under the Delaware General Corporation Law and except as provided herein. In connection with the foregoing,

          i. Amendment. The Corporation shall not, without the approval by vote or written consent of the holders of not less than a majority of the then outstanding shares of Series B Stock, voting as a separate class, amend, alter or repeal any of the provisions of the Certificate of Incorporation or the Certificate of Designation creating this Series B Stock which would alter or change the powers, preferences or special rights of the shares of Series B Stock so as to affect them adversely, including, but not limited to, increasing or decreasing the par value of the Series B Stock.

          ii. Right to Designate Directors. If the convertible feature of the Series B Stock into Common Stock is not exercisable by July 31, 1999 because neither of the Nasdaq Conditions has been satisfied, then the number of directors constituting the Board of Directors shall, without further action, be increased by such number as is equal to one more than the number of directors constituting the Board at such time (i.e., if such Board is constituted by four (4) directors then the number of directors shall be increased by five (5), for a total of nine directors), and the holders of a majority of the outstanding shares of Series B Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class, to elect the directors necessary to fill the vacancies created by such increase in the size of the Board (the "Additional Directors"). Additional Directors shall continue as directors and such additional voting right shall continue until such time as one of the Nasdaq Conditions is satisfied, at which time such Additional Directors shall cease to be directors and such additional voting right of the holders of shares of Series B Stock shall terminate.

          iii. Procedures. The foregoing rights of holders of shares of Series B Stock to take any action as provided in this Section 8 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares of Series B Stock required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of Directors may call, and upon the written request of holders of record of 20% of the outstanding shares of Series B Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting within 60 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders.

          iv. Additional Director Vacancies and Removals. Each Additional Director elected pursuant to Subsection 8c hereof shall serve until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, unless such Additional Director's term of office shall have terminated pursuant to the provisions of Subsection c hereof, as the case may be. In case any vacancy shall occur among the Additional Directors elected pursuant to Subsection 8c hereof, such vacancy may be filled for the unexpired portion of the term by vote of the remaining Additional Director or Additional Directors theretofore elected by such holders (or such Additional Director's or Additional Directors' successor in office), if any. If any such vacancy is not so filled within 20 days after the creation thereof or if all of the Additional Directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares of Series B Stock then outstanding and entitled to vote for such director pursuant to the provisions of Subsection 8c hereof, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such holders called as provided herein. The holders of a majority of the shares of Series B Stock entitled to vote for Additional Directors pursuant to Subsection 8c hereof, as the case may be, shall have the right to remove with or without cause at any time and replace any Additional Directors such holders have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders called as provided herein.

     9. No Reissuance of Series B Stock. No share or shares of Series B Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares of Series B Stock shall be canceled, retired and eliminated from the shares of Series B Stock which the Corporation shall be authorized to issue. Upon the filing of a certificate with the Secretary of State of the State of Delaware as contemplated by paragraph 2 hereof, any such shares of Series B Stock acquired by the Corporation shall have the status of authorized and unissued shares of Preferred Stock issuable in undesignated Series and may be redesignated and reissued in any series other than as Series B Stock.

     10. Exclusion of Other Rights. Except as may otherwise be required by law, shares of Series B Stock shall not have any voting powers, designations, preferences and rights, other than those specifically set forth herein (as may be amended from time to time) and in the Certificate of Incorporation.

     11. Registered Holders. A holder of Series B Stock registered on the Corporation's stock transfer books as the owner of shares of Series B Stock shall be treated as the owner of such shares for all purposes. All notices and all payments required to be mailed to a holder of shares of Series B Stock shall be mailed to such holder's registered address on the Corporation's stock transfer books, and all dividend and redemption payments to a holder of shares of Series B Stock made hereunder shall be deemed to be paid in compliance hereof on the date such payments are deposited into the mail addressed to such holder at his registered address on the Corporation's stock transfer books.

     12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     13. Severability of Provisions. If any right, preference or limitation of the Series B Stock set forth herein (as may be amended) from time to time is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such right, preference or limitation (including, without limitation, the dividend rate) shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate this 27th day of April, 1999.

                        SEMICONDUCTOR LASER INTERNATIONAL CORPORATION

                    By: __________________________
                           Geoffrey T. Burnham
                           President & Chief Executive Officer

                                                             EXHIBIT C

                     FORM OF COMMON STOCK PURCHASE WARRANT

Void after [Final Installment Date] __, 2004

     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. THIS WARRANT AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OF THIS WARRANT OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

                             _________________

                       COMMON STOCK PURCHASE WARRANT

     SEMICONDUCTOR LASER INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), having its principal office at 15 Link Drive, Binghamton, New York 13904, hereby certifies that, for value received, bmp MOBILITY AG VENTURE CAPITAL ("bmp"), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after [Final Installment Date] __, 1999 and before 5:00 P.M., New York City time, on [Final Installment Date] __, 2004, Five Hundred Thousand (500,000) fully paid and non-assessable shares of Common Stock of the Company, at the price per share (the "Purchase Price") of Fifty Cents ($0.50 USD). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

     This Warrant is one of the Common Stock Purchase Warrants (the "Warrants") originally issued as of the Original Issue Date (as defined below) and evidencing the right to purchase an aggregate of Five Hundred Thousand (500,000) shares of Common Stock of the Company, subject to adjustment as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

   (a) The term "Company" includes the Company and any corporation which shall succeed to or assume the obligations of the Company hereunder.

   (b) The term "Common Stock" includes all stock of any class or classes (however designated) of the Company, authorized upon the Original Issue Date or thereafter, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

   (c) The term "Series B Convertible Preferred Stock" shall mean the Company's "Series B Convertible Preferred Stock" as authorized by the Company's Certificate of Incorporation as amended through the Original Issue Date.

   (d) The "Original Issue Date" is [Final Installment Date] __, 1999, the date as of which this Warrant was first issued.

   (e) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to section 6 or otherwise.

   (f) The term "Purchase Price per share" shall be the then applicable exercise price for one share of Common Stock.

   (g) The terms "registered" and "registration" refer to a registration effected by filing a registration statement in accordance with the Securities Act, to permit the disposition of Common Stock (or Other Securities) issued or issuable upon the exercise of this Warrant, and any post-effective amendments and supplements filed or required to be filed to permit any such disposition.

   (h) The term "Securities Act" means the Securities of Act of 1933 as the same shall be in effect at the time.

   1.  Registration, etc.

1.1 This Warrant, the shares of Common Stock issuable upon exercise thereof and the Other Securities shall be Registrable Securities (as defined in the Registration Rights Agreement, dated as of February 5, 1999, between the Company and bmp, the "Registration Rights Agreement") and shall have such registration rights as provided in the Registration Rights Agreement.

   2. Sale or Exercise Without Registration. If, at the time of any exercise, transfer or surrender for exchange of this Warrant or of Common Stock (or Other Securities) previously issued upon the exercise of this Warrant, this Warrant or Common Stock (or Other Securities) shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the record owner or transferee of this Warrant or Common Stock (or Other Securities), as the case may be, furnish to the Company a satisfactory opinion of counsel to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act, provided that the disposition thereof shall at all times be within the control of such record owner or transferee, as the case may be, and provided further that nothing contained in this section 2 shall relieve the Company from complying with any request for registration pursuant to section 1 hereof. The first holder of this Warrant represents to the Company that it is acquiring this Warrant for investment and not with a view to the distribution thereof.

   3.  Exercise of Warrant; Partial Exercise; Exercise by Surrender.

3.1 Exercise In Full. Subject to the provisions hereof, this Warrant may be exercised in full by the record owner hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such record owner, to the Company at its principal office accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock called for on the face of this Warrant (without giving effect to any adjustment therein) by the Purchase Price.

3.2 Partial Exercise. Subject to the provisions hereof, this Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in subsection 3.1 except that the amount payable by the record owner upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated by the record owner in the subscription at the end hereof by (b) the Purchase Price. Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the record owner hereof a new Warrant or Warrants of like tenor, in the name of the record owner hereof or as such record owner (upon payment by such record owner of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the record owner in the subscription at the end hereof.

3.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be (i) if the principal trading market for such securities is an exchange, the last reported sale price, or, in case no such reported sale takes place on such date, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported on any consolidated tape, (ii) if the principal market for such securities is the over-the-counter market, the high bid price on such date as set forth by NASDAQ or, if the security is not quoted on NASDAQ, the high bid price as set forth in the National Quotation Bureau sheet listing such securities for such day. Notwithstanding the foregoing, if there is no reported closing price or high bid price, as the case may be, on the date next preceding the event requiring an adjustment hereunder, then the Market Price shall be determined as of the latest date prior to such day for which such closing price or high bid price is available, or if the securities are not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

3.4 Company to Reaffirm Obligations. The Company will, at the time of any exercise of this Warrant, upon the request of the record owner hereof, acknowledge in writing its continuing obligation to afford to such record owner any rights (including, without limitation, any right to registration of the shares of Common Stock or Other Securities issued upon such exercise) to which such record owner shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the record owner of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such record owner any such rights.

   4. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the record owner hereof, or as such record owner (upon payment by such record owner of any applicable transfer taxes) may direct, a certificate or certificates for the number of full paid and non-assessable shares of Common Stock (or
       Other Securities) to which such record owner shall be entitled upon such exercise, plus, in lieu of any fractional share to which such record owner would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property
       (including cash, where applicable) to which such record owner is entitled upon such exercise pursuant to section 5 or otherwise.

   5.  Adjustment for Dividends in Other Stock, Property, etc.;
       Reclassification, etc. In case at any time or from time to time after the Original Issue Date the holders of Common Stock (or Other
       Securities) shall have received or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive without payment therefor

      (a)other or additional stock or other securities or property (other than cash) by way of dividend, or

      (b)any cash paid or payable (including, without limitation, by way of dividend other than a dividend payable out of earned surplus of the Company), or

      (c)other or additional (or less) stock or other securities or property (including cash) by way of spin-off, split-up, recapitalization, combination of shares or similar corporate rearrangement,

      then, and in each such case the record owner of this Warrant, upon the exercise hereof as provided in section 3, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this section 5) which such record owner would hold on the date of such exercise if on the Original Issue Date he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the Original Issue Date to and including the date of such exercise, retained such shares and all such other additional (or less) stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this section 5) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by section 6 and 7 hereof.

   6. Reorganization, Consolidation, Merger, etc. In case the Company after the Original Issue Date shall (a) effect a reorganization, (b) consolidate or merge with any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the record owner of this Warrant, upon the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Company shall be entitled to deliver), in lieu of the Common Stock (or Other Securities) issuable upon such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such record owner would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such record owner had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in sections 5 and 7 hereof.

     7.     Other Adjustments.

7.1 General. In any case to which sections 5 and 6 hereof are not applicable, where the Company shall issue or sell shares of its Common Stock after the Original Issue Date and prior to the expiration of this Warrant either (a) in the case of securities traded on an exchange, for consideration per share less than the then current Market Price or (b) in the case of securities privately placed for sale by the Company other than the purchase by bmp of the Series B Convertible Preferred Stock, for a consideration per share less than Seventy-Five Percent (75%) of the then current Market Price (as such term is defined above) (hereinafter, the "Lower Exercise Price"), then the Purchase Price in effect hereunder shall simultaneously with such issuance or sale be equitably adjusted by the Board of Directors of the Company in good faith and/or the number of shares of Common Stock issuable upon exercise hereof shall be increased, so that the record owner of this Warrant does not suffer any dilution.

7.2 Convertible Securities. In case the Company shall issue or sell any securities convertible into Common Stock of the Company ("Convertible Securities") after the date hereof other than the Series B Convertible Preferred Stock, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the maximum number of shares of Common Stock of the Company issuable upon the conversion or exchange of all of such Convertible Securities.

          If the price per share so determined shall be less than the applicable Purchase Price per share, then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Purchase Price per share shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same, and provided further, that upon the expiration of such rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the adjusted Purchase Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were issued or sold upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of all of such Convertible Securities which shall have been converted or exchanged.

7.3 Rights and Options. In case the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Common Stock , there shall be determined the price per share for which Common Stock is issuable upon the exercise of such rights or options, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, by (b) the maximum number of shares of Common Stock of the Company issuable upon the exercise of such rights or options.

          If the price per share so determined shall be less than the applicable Purchase Price per share, then the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such rights or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the adjusted Purchase Price per share shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such rights or options, if any thereof shall not have been exercised, the adjusted Purchase Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received (by the Company) upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

7.4 Minimum Adjustment. No adjustment shall be made under this Article 7 if the amount of any such adjustment would be an amount less than five percent (5%) of the Purchase Price then in effect, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of five percent (5%) or more.

     8. Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.

     9. Certificate of Chief Financial Officer as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly cause the Company's Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and the number of shares of Common Stock outstanding or deemed to be outstanding; provided that if any similar certificate is provided by the Company's regularly retained auditor to the holder of any other warrant of the Company, the Company's regularly retained auditor shall provide this certificate to the record owner of this Warrant. The Company will forthwith mail a copy of each such certificate to the record owner of this Warrant.

     10.  Notices of Record Date, etc.

     In the event of

           (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

           (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

           (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the record owner of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to date therein specified.

     11.     Reservation of Stock, etc., Issuable on Exercise of Warrants.
The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of this Warrant.

     12. Listing on Securities Exchanges; Registration. If the Company at any time after the Original Issue Date shall list any Common Stock on any national securities exchange and shall register such Common Stock under the Securities Exchange Act of 1934 (as then in effect, or any similar statute then in effect), the Company will, at its expense, to the extent permitted by the rules of such exchange, simultaneously list on such exchange, upon official notice of issuance upon the exercise of this Warrant, all shares of Common Stock from time to time issuable upon the exercise of this Warrant, and maintain such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant, and the Company will so list on any national securities exchange, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such national securities exchange by the Company.

     13. Exchange of Warrants. Subject to the provisions of section 2 hereof, upon surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its own expense will issue and deliver to or upon the order of the record owner thereof a new Warrant of like tenor, in the name of such record owner or as such record owner (upon payment by such record owner of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Warrant.

     14. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     15. Warrant Agent. The Company may, by written notice to each record owner of this Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Common Stock (or Other Securities) upon the exercise of this Warrant pursuant to section 3, exchanging this Warrant pursuant to section 13, and replacing this Warrant pursuant to section 14, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     16. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

    (a) subject to the provisions hereof, title to this Warrant may be transferred, in whole but not in part, by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

    (b) subject to the foregoing, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

    (c) until this Warrant is transferred on the books of the Company, the Company may treat the record owner hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the Company.

     17. Notices, etc. All notices and other communications from the Company to the record owner of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such record owner, or, until an address is so furnished, to and at the address of the last record owner of this Warrant who has so furnished an address to the Company.

     18. Miscellaneous. This Warrant and any term thereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the internal laws of such state. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

     19.     Executed Expiration.   The right to exercise this Warrant shall
expire at 5:00 P.M., New York City time, on [Final Installment Date] __, 2004.

     20. Assignability. This Warrant is fully assignable, in whole but not in part, at any time, subject to applicable securities laws.

Dated:[Final Installment Date] __, 1999

                           SEMICONDUCTOR LASER INTERNATIONAL CORPORATION

                           By:
                           Geoffrey T. Burnham
                           President

[Corporate Seal]

Witness:

                           FORM OF SUBSCRIPTION

              (To be signed only upon exercise of Warrant)

To:     SEMICONDUCTOR LASER INTERNATIONAL CORPORATION
        15 Link Drive
        Binghamton, NY  13904

        The undersigned, the record owner of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,* shares of Common Stock of SEMICONDUCTOR LASER INTERNATIONAL CORPORATION, and herewith make payment of $
therefor, and requests that the certificates for such shares be issued in the
name of, and delivered to,                       , whose address is         .


Dated:



          (Signature must conform in all respects to name of record owner as specified on the face of the Warrant




                                        (Address)

* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or case which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                             FORM OF ASSIGNMENT

               (To be signed only upon transfer of Warrant)

     For value received, the undersigned hereby sells, assigns and transfers
unto                     the right represented by the within Warrant to
purchase shares of Common Stock of SEMICONDUCTOR LASER INTERNATIONAL CORPORATION to which the within Warrant relates, and appoints as Attorney-in-Fact to transfer such right on the books of with full power of substitution in the premises. The Warrant being transferred hereby is the Common Stock Purchase Warrant initially issued by SEMICONDUCTOR LASER INTERNATIONAL CORPORATION as of [Final Installment Date]
     , 1999.


Dated:



(Signature must conform in all respects to name of record owner as specified on the face of the Warrant)


                                        (Address)



Signature guaranteed by a Bank or
Trust Company having its principal
office in New York City or by a Member
Firm of the New York or American
Stock Exchange

                                   [front]

PROXY                                                       COMMON STOCK

            SEMICONDUCTOR LASER INTERNATIONAL CORPORATION
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         OF THE CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS
                           JUNE 11, 1999


          The undersigned hereby constitutes and appoints Geoffrey T. Burnham attorney and proxy to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Stockholders of SEMICONDUCTOR LASER INTERNATIONAL CORPORATION, to be held on June 11, 1999 at 9:30 o'clock a.m. at the New York Hilton Hotel and Tower, 1335 Avenue of the Americas, New York, New York 10019, and at any adjournment or postponement thereof, on all matters coming before said meeting.

1.     TO ELECT DIRECTORS.

Nominees: Geoffrey T. Burnham, Susan M. Burnham, George W. Hippisley, Roger O'Brien and Edwin B. Spievack. (Mark only one of the following boxes.)

           VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):



           VOTE WITHHELD from all nominees.

2. To approve an amendment to the Certificate of Incorporation of the Company (the "Certificate of Incorporation") to effect a reverse stock split of the Company's common stock, par value $0.01 per share (the "Common Stock") such that every seven (7) shares of Common Stock outstanding on the effective date of such reverse stock split would be converted into one (1) share of Common Stock (the "Stock Split")

           VOTE FOR    VOTE AGAINST     ABSTAIN

3. To approve the issuance of an aggregate of 5,500,000 shares of the Common Stock issuable(x) upon the conversion of the Company's Series B Convertible Preferred Stock, par value $0.01 per share and (y)upon exercise of a warrant to purchase an aggregate of 500,000 shares of Common Stock, at an exercise price of $0.50 per share, issued to bmp Mobility AG Venture Capital(This proposal shall be withdrawn and shall not be submitted for the approval of the stockholders in the event that the Nasdaq Conditions(as defined in the Proxy Statement) are satisfied prior to the date of the Annual Meeting without procuring stockholder approval.

           VOTE FOR    VOTE AGAINST     ABSTAIN

4. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants.

           VOTE FOR    VOTE AGAINST     ABSTAIN

5. At their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

                                  [back]

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

     If no directions are given, proxies will be voted (i) FOR the election of the nominees named below under the caption "Election of the Directors-Nominees for Director," (ii) FOR the proposal to amend the Certificate of Incorporation to effect a one-for-seven reverse stock split of all issued and outstanding shares of the Common Stock; (iii) FOR the proposal to approve the issuance of an aggregate of 5,500,000 shares of the Common Stock issuable (x) upon the conversion of the Company's Series B Convertible Preferred Stock, par value $0.01 per share and (y) upon exercise of a warrant to purchase an aggregate of 500,000 shares of Common Stock, at an exercise price of $0.50 per share, issued to bmp Mobility AG Venture Capital, (iv) FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 1999, and (v) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof.

          The undersigned acknowledges receipt of the accompanying Proxy Statement dated May 18, 1999


          Date:________________________________, 1999


          ___________________________________

          ___________________________________

          Signature of Stockholder(s)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)


Please date and sign exactly as name appears above.

                    I plan       I do not plan

                    to attend the 1999 Annual Meeting of Stockholders.